UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2012

THE EMPIRE DISTRICT ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Kansas
(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)
602 S. Joplin Avenue, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(417) 625-5100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 17, 2012, The Empire District Electric Company (the “Company”) entered into the Third Amended and Restated Unsecured Credit Agreement (the “Credit Agreement”) with UMB Bank, N.A. (“UMB”), as administrative agent, Bank of America, N.A. (“BofA”), as syndication agent, Wells Fargo Bank, N.A., as documentation agent and the other lenders party thereto, which amends and restates its Second Amended and Restated Unsecured Credit Agreement dated January 26, 2010.

The Credit Agreement extends the termination date of the revolving credit facility from January 26, 2013 to January 17, 2017.  The Credit Agreement also removes the letter of credit facility and includes a swingline loan facility with a $15 million swingline loan sublimit.  The aggregate amount of the revolving credit commitments remains $150 million, inclusive of the $15 million swingline loan sublimit.

In addition, the pricing and fees under the Credit Agreement were amended.  Interest on borrowings under the Credit Agreement accrues at a rate equal to, at the Company’s option, (i) the highest of (A) the bank’s prime commercial rate, (B) the federal funds effective rate plus 0.5% or (C) one month LIBOR plus 1.0%, plus a margin or (ii) one month, two month or three month LIBOR, in each case, plus a margin.  Each margin is based on the Company’s current credit ratings and the pricing schedule in the Credit Agreement.  As of the date hereof, and based on the Company’s current credit ratings, the LIBOR margin under the facility decreased from 2.70% to 1.25%.

A facility fee is payable quarterly on the full amount of the commitments under the Credit Agreement based on the Company’s current credit ratings.  In addition, upon entering into the Credit Agreement, the Company paid an upfront fee to the revolving credit banks of $262,500 in the aggregate.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 hereto and is hereby incorporated into this Item 1.01 by reference.

Item 2.03.               Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

10.1
Third Amended and Restated Unsecured Credit Agreement dated as of January 17, 2012, among The Empire District Electric Company, UMB Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent, Wells Fargo Bank, N.A., as documentation agent, and the lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY By: /s/ Laurie A. Delano Name: Laurie A. Delano Title: Vice President - Finance & Chief Financial Officer

Dated:  January 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1
Third Amended and Restated Unsecured Credit Agreement dated as of January 17, 2012, among The Empire District Electric Company, UMB Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent, Wells Fargo Bank, N.A., as documentation agent, and the lenders named therein.